Exhibit 10.10

PERSONAL SERVICES CONSULTING AGREEMENT

PSCA.2012.011.MYA

01 June 2012

This Personal Services Consulting Agreement is entered into as of 01 June 2012 between B6 Sigma, Inc., a Delaware corporation, having an office at 3900 Paseo del Sol, Santa Fe, New Mexico 87507 (hereinafter also called “Buyer”) and Monica Yaple having an office at 5801 Osuna Rd NE, Suite 109, Albuquerque, New Mexico 87109-2587 (hereinafter also called “Consultant”).

WHEREAS:

The Buyer desires the Consultant render expert assistance in the field of Accounting, an area of special expertise;

The Consultant represents that she has expertise in the area of work involved and that she offers such services to the general public;

NOW, THEREFORE, the parties enter into a Time & Materials contract and mutually agree as follows:

1.	STATEMENT OF REQUIREMENTS

a)     The Consultant shall, upon request of the Buyer, render expert advice and assistance to the Buyer.

b)      The Consultant agrees that he will not assign this Agreement or any services required to be performed under this Agreement to other personnel or contractors without the written approval of the Buyer.

c)      During the term of this Agreement, the Consultant will be under the technical direction of the Buyer’s Technical Representative, Mark J. Cola, (505) 438-2576, cola@b6sigma.com. The Technical Representative is available to the Consultant for any day-to-day clarifications as may be required.

d)      During the term of this Agreement, the Consultant will be under the administrative direction of the Buyer’s Contracts Manager, Erin M. Mathie, (505) 438-2576, emathie@sigmalabsinc.com. Agreements between the parties, which effect a change to this Agreement, shall be binding upon the Buyer only when specifically authorized in writing by the Contracts Manager.

2.	INDEPENDENT CONTRACTOR

a)      The Consultant is an independent contractor, not an employee of the Buyer, and shall not receive employee benefits from the Buyer. The Consultant shall be responsible for, and shall upon demand by the Buyer, provide evidence of payment of all tax liabilities for federal and state income taxes, withholding thereof and contributions pursuant to the Internal Revenue Code of 1986, formally known as the Internal Revenue Code of 1954, Chapters 21 and 23, as amended, or any comparable state law, due with respect to payments paid to the Consultant by the Buyer. If the Internal Revenue Service determines at a future date that the Consultant should have been classified as an employee of the Buyer rather than an independent contractor, the Consultant shall make payment to the Buyer of any employment taxes refunded to the Consultant by the Internal Revenue Service.

b)      The Consultant certifies that he is a United States citizen. For export compliance purposes, the Consultant shall obtain approval (written or verbal) from the Buyer prior to providing any personnel who are not U.S. Citizens.

c)      The Consultant shall maintain his own office space separate and apart from that of the Buyer. On irregular occasions, and at the request of the Buyer, the Consultant may utilize the Buyer offices.

d)      The Consultant is not expected to work exclusively on the Buyer business and may maintain business relationships with other businesses independent of his relationship with the Buyer.

e)      The Consultant is responsible for his own time scheduling and work planning in order to fulfill the Statement of Work requirements. The Buyer does not prescribe a work schedule of minimum hours of work for the Consultant.

f)      The Consultant shall provide all tools, materials, and equipment necessary to conduct business with the Buyer.

3.	PERIOD OF PERFORMANCE

The consulting services under this Agreement shall be performed during the period beginning 01 June 2012 through 31 May 2013.

4.	COSTS, FUNDING, AND MAXIMUM OBLIGATION

a)      Labor Costs: The Consultant will be reimbursed for direct labor expended in performance of the work effort at the rate of $75.00 per hour. The hourly rate charged hereunder shall not exceed the hourly rate charged by the Consultant to the Consultant's most favored customer for the same or similar quantity of labor hours and conditions of sale during the term of this Agreement. For purposes of computation of a daily rate, a day shall be considered as eight (8) hours. For fractions of days worked or spent in authorized travel, the daily rate will be prorated to the number of actual hours worked and/or spent in authorized travel.

b)      Travel Costs: The Consultant shall be reimbursed for actual and reasonable travel expenses authorized by the Buyer’s Technical Representative. Unauthorized travel expenses will not be reimbursed. Airfare will be reimbursed for coach class at the most economical coach class available and supported by receipt of payment. Lodging and Meals and Incidental Expenses (M&IE) are reimbursable at actual cost, within the per diem limits specified by the Federal Joint Travel Regulations (JTR). Receipts must be provided for lodging and any other expense over $25. In lieu of providing receipts for M&IE, the Consultant may request reimbursement for actual costs incurred up to the daily per diem rate prescribed in the JTR as published at https://secureapp2.hqda.pentagon.mil/perdiem. M&IE will be reimbursed at 75% of the JTR per diem on both the day of departure and the day of return.

c)      Maximum Obligation: The Buyer's maximum obligation for payment during the term of this Agreement shall not exceed $108,675.00 inclusive of any authorized costs incurred by the Consultant. It is understood that there is no guarantee of any minimum obligation under this Agreement.

5.	SUBMISSION OF INVOICES

a)      The Buyer shall compensate the Consultant for services provided within thirty (30) days upon receipt and approval of an invoice. The Buyer shall advise the Consultant if an invoice or any portion of an invoice is not approved by the Buyer within ten (10) days from receipt of an invoice. Invoices shall be submitted no more frequent than monthly and include all services and reimbursable expenses under this Agreement to the Technical Point of Contact as listed in Section A.5 of individual Task Orders.

b)      Invoicing shall be in best commercial form, by Task Order, including and prominently displaying the following:

i)      Personal Services Consultant Agreement number PSCA.2012.011.MYA

ii)      Task Order number

iii)      Period of performance of the Task Order

iv)      Maximum funding of the Task Order

v)      Period of service covered by the invoice

vi)      Current and cumulative labor hours expended on the Task Order

vii)      Current and cumulative costs invoiced for labor on the Task Order

viii)      Current and cumulative costs invoiced for travel on the Task Order

ix)      Total current and cumulative costs invoiced on the Task Order

x)      Signed certification by the Consultant indicating that labor hours and costs claimed were necessary for performance of work required under the Agreement and Task Order.

xi)      Travel vouchers must be attached to invoices claiming travel costs.

c)      By acceptance of final payment, it is understood and agreed that the Consultant will release the Buyer and its customer of any and all liabilities, claims, and obligations whatsoever under or arising from this Agreement.

6.	AUDIT

The Buyer or the Government shall have the right, upon reasonable notice, to audit the direct costs, expenses, and disbursements made or incurred in connection with the services to be performed under this Agreement.

7.	STATEMENT OF WORK

a)      The Consultant shall perform the work requirements and shall furnish the services described in mutually agreed upon Task Orders in the form of Attachment A to this Agreement.

b)      The Consultant shall not perform the work requirements and shall not furnish the services described in mutually agreed upon Task Orders until said Task Order is signed by both parties.

8.	REPORTS AND MEETINGS

a)      The Consultant shall submit reports as may be, from time to time, requested by the Buyer in such form and number as the Buyer requires concerning the work results of the Consultant under this Agreement.

b)      During the term of this Agreement, the Consultant shall be available for informal meetings with the Buyer to discuss work in progress and to provide an understanding of various aspects of work performed or to be performed.

9.	SECURITY

The Consultant hereby agrees to abide by the security requirements as set forth in Chapter 2, Section 2 "Personnel Clearances" of the National Industrial Security Program Operating Manual (NISPOM) [DoD 5220.22M], in the event that classified information is involved in the work.

10.	EXPORT CONTROL

a)      The Consultant represents and warrants that it shall comply with all U.S. export and import laws and regulations. Further, by acceptance of this Agreement, the Consultant certifies that he is registered in accordance with the International Traffic in Arms Regulations (ITAR) of the United States Department of State [Title 22 of the Code of Federal Regulations, Parts 120 to 130, inclusive], if required. Any commodities, technical data, and/or services provided by the Buyer to the Consultant in connection with this Agreement (hereinafter referred to as “Items Provided by Buyer”), as well as any commodities, technical data, and/or services developed or produced therefrom by the Consultant (hereinafter referred to as “Items Produced by Consultant for Buyer under the terms of this Agreement”), are subject to the requirements of the ITAR of the United States Department of State [Title 22 of the Code of Federal Regulations, Parts 120 to 130, inclusive], the Export Administration Regulations (EAR) of the United States Department of Commerce [Title 15 of the Code of Federal Regulations, Parts 768 to 799, inclusive], Department of Defense Directive 5230.25, Withholding of Unclassified Technical Data from Public Disclosure, or any other applicable laws or regulations of the United States.

b)      The Consultant represents and warrants that neither the Items Provided by Buyer, nor the Items Produced by Consultant for Buyer under the terms of this Agreement, will be exported, transferred, or disclosed outside the United States or to any foreign person, as defined under ITAR, EAR, or Department of Defense Directive 5230.25 unless any necessary United States Government export license or other authorization has been obtained. The Consultant shall obtain the written consent of the Buyer prior to submitting any application for a license or other authorization under ITAR, EAR and/or Department of Defense Directive 5230.25.

c)      The Consultant shall obtain the written consent of the Buyer prior to exporting, transferring, or disclosing any Items Provided by the Buyer or Items Produced by Consultant for Buyer under the terms of this Agreement outside the United States or to any foreign person, as defined under ITAR, EAR, or Department of Defense Directive 5230.25.

d)      The Consultant shall indemnify and hold the Buyer harmless for all claims, demands, damages, costs, fines, penalties, attorneys’ fees, and all other expenses arising from the Consultant’s failure to comply with this clause, the stated statutes and regulations, as they may be amended.

11.	PATENTS

a)      Assignment to Buyer: The Consultant agrees to assign to the Buyer the entire right, title, and interest throughout the world in and to each invention and patentable discovery and writing made or conceived in the course of performance of services under this Agreement.

b)      Disclosure to Buyer: The Consultant agrees to promptly disclose to the Buyer all designs, models, photographs, drawings, writings, inventions and other patentable discoveries which are made, conceived or first actually reduced to practice under the performance of this Agreement and to execute such documents as required to obtain patent or other legal protection and to convey assignment of rights, title and interest to same to the Buyer in accordance with paragraph a) above.

12.	RIGHTS IN DATA

The Buyer shall have the right to, and unlimited rights in, technical data including computer software, first produced or used in the performance of this Agreement.

13.	LIAISON AND COMMUNICATIONS

The Buyer alone shall be responsible for all liaison and communications with its customers and its other subcontractors and consultants for the term of this Agreement. The Consultant shall not communicate with the Buyer's customers or the Buyer's other subcontractors or consultants for any reason whatsoever regarding this Agreement or matters relating to the Buyer's prime contract without the permission of the Buyer's Technical Representative.

14.	INSURANCE

The Consultant represents that it now carries, and agrees it will continue to carry during the term of this Agreement, at the Consultant’s expense, as a minimum, General Liability Insurance, Worker’s Compensation and Employers’ Liability Insurance, Professional Liability Insurance, and Property Insurance, in such amount as will protect the Consultant and the Buyer from risks or claims associated with the Consultant fulfilling the requirements of services under this Agreement. The Consultant shall provide written notification to the Buyer at least thirty (30) days in advance of any modification, change, or cancellation of insurance coverage. Any such notification by an insurance agent or other insurance company representative shall be in addition to, and shall not satisfy, the Consultant’s obligation to provide written notification.

15.	INDEMNIFICATION

The Consultant shall indemnify, defend, and hold harmless the Buyer from and against all claims and actions, and all expenses incidental to such claims or actions, based upon or arising out of damage to property or injuries to persons or other tortuous acts caused or contributed to by the Consultant or anyone acting under its direction or control or in its behalf in the course of its performance under this Agreement, except to the extent such damage or injury is caused by the sole negligence of willful misconduct of the Buyer.

16.	TERMINATION

The Buyer shall have the right to terminate this Agreement in whole or in part for its convenience at any time during the course of performance by written or telegraphic notice. Upon receipt of any termination notice, the Consultant shall immediately discontinue services on the date and to the extent specified in the notice.

17.	GOVERNING LAW

This Agreement shall be construed in accordance with, and be governed by, the laws of the State of New Mexico.

18.	SUPERSEDING EFFECT

This Consulting Agreement constitutes the entire Agreement between the parties and supersedes any and all prior conditions, commitments and agreements between the parties, either oral or written.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

B6 Sigma, Inc.		Monica Yaple

By	/s/ Erin M. Mathie	By	/s/ Monica Yaple

Name	Erin M. Mathie	Name	Monica Yaple

Title	Contracts Manager	Title

Date		Date

Voice	(505) 438-2576	Voice

Email	emathie@sigmalabsinc.com	Email

Tax ID

ATTACHMENT A	ATTACHMENT A

PERSONAL SERVICES CONSULTING AGREEMENT

PSCA.2011.___.___

__________

TASK ORDER __________

__________

A.1	STATEMENT OF WORK

__________

A.2	PERIOD OF PERFORMANCE

__________

A.3	DELIVERABLES

__________

A.4	TASK ORDER FUNDING

__________

A.5	POINTS OF CONTACT

Technical:	Contractual:
__________	__________
__________	__________
__________	__________

Executed by the parties hereto on the date shown below:

B6 Sigma, Inc.	__________

By	By

Name	Name

Title	Title

Date	Date

Voice	Voice

Email	Email

Tax ID

PERSONAL SERVICES CONSULTING AGREEMENT

PSCA.2012.011.MYA

01 June 2012

TASK ORDER 0001

01 June 2012

A.1	STATEMENT OF WORK

Provide Accounting Services consistent with requirements for publicly traded company. Prepare monthly and quarterly financial statements for management, SEC filings, auditors; and, monthly or quarterly review of books (balance sheet, income statement, cash flows, etc); monthly bank reconciliations; record journal entries; payroll for B6 & Sumner including payroll taxes/filings/reports; assist with preparation of quarterly and yearly SEC filings; prepare annual tax returns; B6 Sigma liaison with DCAA.

A.2	PERIOD OF PERFORMANCE

01 June 2012 through 31 May 2013

A.3	DELIVERABLES

See Statement of Work

A.4	TASK ORDER FUNDING

Labor	90,000.00	(1200 hours)
NMGRT	6,300.00	(on labor)
Travel	12,375.00	(POV mileage)
Total	$108,675.00

A.5	POINTS OF CONTACT

Technical:	Contractual:
Mark J. Cola	Erin M. Mathie
(505) 438-2576	(505) 438-2576
cola@b6sigma.com	emathie@sigmalabsinc.com

Executed by the parties hereto on the date shown below:

B6 Sigma, Inc.		Monica Yaple

By	/s/ Erin M. Mathie	By	/s/ Monica Yaple

Name	Erin M. Mathie	Name	Monica Yaple

Title	Contracts Manager	Title

Date		Date

Voice	(505) 438-2576	Voice

Email	emathie@sigmalabsinc.com	Email

Tax ID

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